Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-3 (333-221149) and Forms S-8 (No. 333-213703 and No. 333-228922) of FB Financial Corporation of our report dated March 16, 2018, relating to the consolidated financial statements of FB Financial Corporation, appearing in this Annual Report on Form 10-K of FB Financial Corporation for the year ended December 31, 2018.

/s/ RSM US LLP
Jacksonville, Florida
March 12, 2019